Exhibit 99.1

Treace Medical Completes Acquisition of Technology Enabling Patient Specific Instrumentation and

Reports on Clinical Cases Using PSI with the Lapiplasty® System

PONTE VEDRA, Fla., June 13, 2023 -- Treace Medical Concepts, Inc. (“Treace” or the “Company”) (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of hallux valgus (commonly known as bunions), today announced that it has completed its previously announced acquisition of certain assets from MIOS Marketing, LLC d/b/a RedPoint Medical3D (“RPM-3D”), a medical technology company offering pre-operative planning and patient-specific instrumentation (PSI) guides, designed to deliver accurate surgical correction of deformities, tailored to the patient’s unique foot anatomy.

“We are excited to add FDA-cleared PSI technologies and capabilities to our portfolio, building upon our pioneering 3D bunion correction and related midfoot solutions,” said John T. Treace, CEO, Founder and Board Member of Treace. “The addition of PSI technologies provides greater customization options for our Lapiplasty® and Adductoplasty® technologies, offering an expanded range of solutions for patients and clinicians. We look forward to further integrating PSI as we advance our mission to improve surgical outcomes for patients suffering from bunion and related midfoot deformities.”

Mark Easley, MD, Chief, Duke University Foot and Ankle Division said, “With my first patient treated, I’m impressed with the experience and outcome from using the RedPoint PSI and Lapiplasty® technologies. It's exciting to have these technologies available for the first time where I can visualize the patient's deformity in 3D, develop and simulate a surgical plan, and create cut guides specific to the patient's unique anatomy, all before stepping into the operating room.”

Dr. Easley is a paid consultant for Treace. For additional information on the RPM-3D technology and acquisition, please visit https://investors.treace.com/news-events/events-presentations.

Under the terms of the asset purchase agreement, Treace acquired certain intellectual property, including patent applications and proprietary processes, a regulatory clearance, inventory, contracts, licenses, software, hardware, marketing materials and other related assets used in pre-operative planning and providing patient-specific guides for the surgical correction of foot and ankle deformities from RPM-3D for $20 million in cash at closing and up to $10 million in potential milestone payments.

The RPM-3D software and systems will be integrated with the Company’s instrumentation and implant systems in 2023, with commercial introduction of patient-specific products expected in the second half of 2024.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to the expected timing of the integration of the RPM-3D software and systems with the Company’s instrumentation and implant systems in 2023 and commercial introduction of patient-specific products in the second half of 2024. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9,

2023. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 65 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction™ System – a combination of instruments, implants, and surgical methods designed to surgically correct all 3 planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. Treace expanded its offering with the Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of the midfoot to provide further support to hallux valgus patients. For more information, please visit www.treace.com.

Contacts:

Treace Medical Concepts

Mark L. Hair

Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Lynn Lewis or Vivian Cervantes

IR@treace.net